UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 29, 2010
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
Number)of incorporation)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 29, 2010, Diebold, Incorporated (the “Company”) held its 2010 annual meeting of shareholders. At that meeting, the Company’s shareholders (a) elected each of the Board’s ten (10) nominees for director to serve one-year terms or until the election and qualification of a successor; (b) ratified the appointment of KPMG LLP as the Company’s independent auditors for the year 2010; and (c) re-approved the Company’s Annual Cash Bonus Plan. These proposals are described in more detail in the Company’s definitive proxy statement dated March 16, 2010.
Set forth below are the final voting results for each proposal:
Proposal No. 1: Election of ten (10) directors

	For	Withhold	Broker Non-Votes
Bruce L Byrnes	53,974,490	1,035,547	5,489,664
Mei-Wei Cheng	51,111,787	3,898,250	5,489,664
Phillip R. Cox	53,327,195	1,682,842	5,489,664
Richard L. Crandall	28,593,003	26,417,034	5,489,664
Gale S. Fitzgerald	53,516,104	1,493,933	5,489,664
Phillip B. Lassiter	34,608,634	20,401,403	5,489,664
John N. Lauer	53,441,840	1,568,197	5,489,664
Thomas W. Swidarski	53,427,669	1,582,368	5,489,664
Henry D. G. Wallace	28,606,028	26,404,009	5,489,664
Alan J. Weber	28,616,293	26,393,744	5,489,664
Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the year 2010

For	Against	Abstain
58,835,745	1,541,308	122,648
Proposal No. 3: Re-approval of the Company’s Annual Cash Bonus Plan

For	Against	Abstain
57,429,005	2,729,504	341,192

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: May 5, 2010	By:	/s/Chad F. Hesse
Chad F. Hesse
Senior Corporate Counsel and Corporate Secretary